EXHIBIT 99.1

Seneca Bancorp, Inc. Announces Closing of Community Offering

BALDWINSVILLE, N.Y. — September 24, 2025 — Seneca Financial Corp. (“Seneca Financial”) (OTCID: SNNF), the holding company for Seneca Savings (the “Bank”), announced today that Seneca Bancorp, Inc. (“Seneca Bancorp”), a newly formed Maryland corporation and the proposed successor holding company of the Bank, closed the community offering for its shares of common stock in connection with the proposed conversion of Seneca Financial MHC from a mutual holding company to a stock holding company.

Seneca Bancorp received orders at approximately the midpoint of the offering range, including the ESOP and valid orders received in the subscription offering. Valid orders received in the subscription offering will receive priority over any community offering orders. In the community offering, preference to purchase shares will first be given to natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga and a second preference given to public stockholders of Seneca Financial as of the close of business on August 4, 2025 and then to the general public. The terms and conditions of the stock offering are more fully set forth in Seneca Bancorp’s prospectus dated August 12, 2025.

All questions concerning the conversion and stock offering should be directed to the Stock Information Center at (877) 821-5778 (toll-free).  The Stock Information Center will be open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time.  The Stock Information Center will be closed on bank holidays.

Completion of the conversion and stock offering remains subject to final regulatory approvals, the approval of Seneca Financial’s stockholders and the members of Seneca Financial MHC, and the sale of at least 892,500 shares of common stock at the minimum of the offering range.

About Seneca

Seneca Financial is the mid-tier holding company of Seneca Savings, a federally chartered savings association headquartered in Baldwinsville, New York. The Bank has five full-service locations in Onondaga and Madison Counties in New York. Seneca Financial’s common stock is quoted on the OTCID Market as “SNNF”. Additional information about Seneca Savings is available at www.senecasavings.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about Seneca Financial’s and Seneca Bancorp’s (together, the “Company”) and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, that the proposed transaction may not be timely completed, if at all, that required final regulatory, stockholder and member approvals are not timely received, if at all, or that other customary closing conditions are not satisfied in a timely manner, if at all, economic conditions, the effect of changes in monetary and fiscal policy, inflation, tariffs, unanticipated changes in our liquidity position, climate change, geopolitical conflicts, public health issues, increased unemployment, deterioration in the credit quality of the loan portfolio and/or the value of the collateral securing repayment of loans, reduction in the value of investment securities, the cost and ability to attract and retain key employees, regulatory or legal developments, tax policy changes, data loss or other security breaches and our ability to implement and execute our business plan and strategy and expand our operations. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.
Important Additional Information and Where to Find It

Seneca Bancorp has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 that includes a proxy statement of Seneca Financial and a prospectus of Seneca Bancorp, as well as other relevant documents concerning the proposed transaction.  STOCKHOLDERS OF SENECA FINANCIAL ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT, THE PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  These documents and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free-of-charge from the Company upon written request to Seneca Bancorp, Inc., 35 Oswego Street, Baldwinsville, New York 13027, Attention: Jamie Nastri, Corporate Secretary, or by calling (315) 638-0233.

This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock to be offered for sale by Seneca Bancorp are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or by any other government agency.
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Contact:
Joseph G. Vitale
President and Chief Executive Officer
Seneca Bancorp, Inc.
35 Oswego Street
Baldwinsville, New York 13027
(315) 638-0233